Filed Pursuant to Rule 424(b)(3)

Registration No. 333-211571

SUPPLEMENT NO. 5 DATED SEPTEMBER 25, 2017

TO THE PROSPECTUS DATED APRIL 14, 2017

This document supplements, modifies and amends, and should be read in conjunction with, the prospectus of Greenbacker Renewable Energy Company LLC (the “Company”) dated April 14, 2017. This document includes information contained in previous supplements to the Company’s prospectus and supersedes all such prior prospectus supplements. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

1)	The status of the offering of limited liability company interests, or the shares, of the Company;
2)	The relevant updates to the prospectus contained in all prior prospectus supplements
3)	Updates to the disclosure related to the management of the company and its advisor;
4)	Updates to the disclosure related to the ownership of the parent of the company’s advisor;
5)	Updates to the table setting forth our investments; and
6)	Updating the address of the company’s principal executive office and its advisor and administrator.

Status of Our Public Offering

We commenced our initial public offering of shares on April 25, 2014. As of September 20, 2017, we had accepted investors’ subscriptions for and issued approximately 18,745,000 shares in the offering, resulting in our receipt of gross proceeds of approximately $183,392,000.

Update to Our Share Offering Prices

Pursuant to the net asset value determination by the Company as of June 30, 2017, the net asset value had increased above the company’s net proceeds per share. Therefore, the company has increased the offering price per share to the following prices, effective August 4, 2017: (i) $9.724 per Class A share; (ii) $9.078 per Class C share; and (iii) $8.932 per Class I share.

The following information supersedes and replaces in its entirety the last sentence in the fourth paragraph on the cover of the prospectus:

For the period from May 15, 2017 through August 3, 2017, the company sold shares on a continuous basis at a price of $9.735 per Class A share, $9.067 per Class C share and $8.942 per Class I share. Since August 4, 2017, the company has been selling shares on a continuous basis at a price of $9.724 per Class A share, $9.078 per Class C share and $8.932 per Class I share.

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The following information supersedes and replaces in its entirety the tabular and footnote disclosure contained on the cover of the prospectus:

	Maximum Aggregate Price to Public	Maximum Selling Commissions(2)(3)	Maximum Dealer Manager Fee(2)(3)	Proceeds, Before Expenses, to Us(1)(2)(3)
Offering
Maximum Primary Offering	$800,000,000	$26,666,667.67	$19,333,333.33	$754,000,000
Per Class A share	$9.724	$0.681	$0.267	$8.776
Per Class C share	$9.078	$0.272	$0.250	$8.556
Per Class I share	$8.932	—	$0.156	$8.776
Distribution Reinvestment Plan	$200,000,000	—	—	200,000,000
Per Class A and I share	$8.776	—	—	$8.776
Per Class C share	$8.556	—	—	$8.556
Total Maximum	$1,000,000,000.00	$26,666,667.67	$19,333,333.33	$954,000,000

(1)	The proceeds are calculated before deducting certain organization and offering expenses to the company. In addition to selling commissions and dealer manager fees, the company estimates that it will incur in connection with this offering approximately $12 million of expenses (approximately 1.5% of the gross proceeds) if the maximum number of shares is sold. This range is an estimate only of the organization and offering expenses to be incurred by the company throughout the term of this offering. We expect that the organization and offering expenses will fluctuate through the completion of this offering. The company will reimburse the advisor and its affiliates for these costs and for future organization and offering expenses they may incur on the company’s behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the company to exceed 15% of gross offering proceeds as of the date of reimbursement. This table excludes the distribution fees for Class C shares, which will be paid over time. With respect to Class C shares, the company will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the company’s primary offering, or (iii) there are no longer any Class C shares outstanding. The company may also pay additional underwriting compensation and other fees to the dealer manager. See “Compensation of the Advisor and the Dealer Manager,” “Plan of Distribution” and “Certain Relationships and Related Party Transactions.”

(2)	The company is offering certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable by investors with respect to sales of shares for certain minimum aggregate purchase amounts. See “Plan of Distribution—Volume Discounts.”

(3)	Assumes that (i) primary offering gross proceeds come from sales of 1/3 each of Class A, Class C and Class I shares, respectively, and (ii) that the offering price of $9.724 per Class A share, $9.078 per Class C share and $8.932 per Class I share, respectively, will remain as such throughout the term of this offering.

The following information supersedes and replaces in its entirety the corporate structure chart and footnote disclosure beginning on page 4 of the prospectus under the heading “Our Corporate Structure” in the prospectus summary:

(1)	SC Distributors, LLC, our dealer manager, is an affiliate of our advisor.

(2)	Strategic Capital Advisory Services, LLC, a member of our advisor that will provide certain non-investment advisory services, is an affiliate of the dealer manager.

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(3)	Through each of their ownership interests in Greenbacker Group LLC, Charles Wheeler, our Chief Executive Officer, our President and a member of our board of directors, and the Chief Investment Officer and a Senior Managing Director of GCM (Mr. Wheeler also serves as President, CEO and as a director of GREC), David Sher, a member of our board of directors, and Richard C. Butt, our Chief Financial Officer, the Chief Financial Officer and Managing Director of GCM, the Chief Financial Officer and Managing Director of Greenbacker Group LLC, and Chief Financial Officer of GREC, indirectly own a 7.40%, 5.58% and 5.40% interest, respectively, in our advisor.

(4)	Greenbacker Renewable Energy Company LLC holds all of the outstanding capital stock in GREC. The outstanding capital stock in GREC consists of shares of one class of common stock as well as a class of special preferred stock, which we refer to as the special preferred stock, that provides the holder thereof with the right to receive dividends from GREC, before any dividend is payable in respect of shares of outstanding GREC common stock, in an amount equal to the distributions that are payable in respect of the special unit. See “Advisory Agreement — Management Fee and Incentive Allocation and Distribution.”

The following information supersedes and replaces in its entirety the first paragraph under the heading “About Greenbacker Capital Management LLC” in the prospectus summary on page 5 of the prospectus:

GCM manages our investments. Led by its Chief Executive Officer, David Sher (Mr. Sher also serves as a board of directors’ member), who has seven years of experience in the energy infrastructure and project finance sector and over 25 years of experience in the financial services sector, its President and Chief Investment Officer, Charles Wheeler (Mr. Wheeler also serves as our Chief Executive Officer, our President and board of directors’ member, as well as President, CEO and as a director of GREC), who has over 30 years of experience in the energy infrastructure and project finance sector as well as in the financial services sector, its Chief Financial Officer, Richard C. Butt, who has ten years of experience in the energy infrastructure and project finance sector and over 30 years of experience in the financial services sector, and Managing Director Spencer Mash, who has seven years of experience in energy infrastructure and over 10 years in the financial services sector. Overall, GCM’s management team has in excess of 50 years of experience in the energy, infrastructure, and project finance sectors and over 95 years of experience in the financial services sector.

The heading “A Global Energy Partner” and the two immediately following paragraphs under such heading in the prospectus summary on page 5 of the prospectus are hereby deleted in their entirety.

The following information supersedes and replaces in its entirety the tabular and footnote disclosure under the heading of “Classes of Shares” in the prospectus summary on page 7 of the prospectus:

			Selling Commissions			Dealer Manager Fee			Distribution Fee		Organizational and Offering Expenses(4)
	Initial Offering Price(1)		Per share(1)	% of Initial Offering Price		Per Share(1)	% of Initial Offering Price		% of Net Asset Value		Amount	% of Gross Offering Proceeds
Class A Shares	$9.724	(1)	$0.681	7.0%		$0.267	2.75%		—		—	—
Class C Shares	$9. 078	(1)	$0.272	3.0%		$0.250	2.75%		0.80	%(2)	—	—
Class I Shares	$8.932	(1)	—	—		$0.156	1.75%		—		—	—
Maximum Primary Offering(3)	$800,000,000		$26,666,667	3.33	%(5)	$19,333,333	2.42	%(5)	.267	%(3)	$12,000,000	1.5%
Distribution Reinvestment Plan(6)	$200,000,000		—	—		—	—		0.80	%(2)	$3,000,000	1.5%

(1)	The per share figures in the table are calculated based on rounding to three decimal points.

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(2)	With respect to the Class C shares (including Class C shares sold pursuant to the distribution reinvestment plan), we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For a detailed calculation of the distribution fee, see “Plan of Distribution—Compensation of the dealer manager and Selected Broker-Dealers—Distribution Fee-Class C Shares Only.”

(3)	Figures shown in dollars represent aggregate amounts. Calculated assuming that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class C shares and 1/3 of primary offering gross proceeds come from sales of Class I shares.

(4)	See “Estimated Use of Proceeds” and “Compensation of the Advisor and the Dealer Manager” for a detailed description of these organization and offering expenses, which may include registration fees paid to the SEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares, reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice and may include certain portions of the formation services fees paid to Strategic Capital. See “Certain Relationships and Related Party Transactions” for more information regarding the formation services fees paid to Strategic Capital. Amounts of certain items of the “Organization and Offering Expenses” are not determinable at this time.

(5)	Calculated as a percentage of gross offering proceeds from our primary offering.

(6)	Class A Shares, Class I shares; 8.776 per share offering price. Class C Shares; 8.556 per share offering price.

The following information supersedes and replaces in its entirety the third and fourth rows of the tabular disclosure on page 8 contained in the prospectus summary under the heading of “The Offering”:

Current Offering Prices for the Shares:	$9.724 per Class A share, $9.078 per Class C share and $8.932 per Class I share

Current Offering Prices for the Shares in Our Distribution Reinvestment Plan	$8.776 per share for Class A and Class I shares; 8.556 for Class C shares

The following information supersedes and replaces in its entirety the third sentence in the “Income Incentive Distribution” row and the “Determination of Amount” column in the tabular disclosure on page 12 in the prospectus summary under the heading “Management Fees and Incentive Distributions”:

Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash.

The following information supersedes and replaces in its entirety the eighth sentence of the paragraph under the heading “Distributions” on page 16 in the prospectus summary:

The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $200 million in net assets is reached and the company is fully invested in operating assets.

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The following information supersedes and replaces in its entirety the bullet point list under the heading “Incorporation of Certain Information by Reference” on page 19 in the prospectus summary:

•	Our current report on Form 8-K filed on February 1, 2017;
•	Our current report on Form 8-K filed on March 9, 2017;
•	Our annual report on Form 10-K filed on March 9, 2017;
•	Our current report on Form 8-K filed on April 28, 2017;
•	Our current report on Form 8-K filed on May 11, 2017;
•	Our quarterly report on Form 10-Q filed on May 12, 2017;
•	Our current report on Form 8-K filed on July 5, 2017;
•	Our current report on Form 8-K filed on July 31, 2017;
•	Our current report on Form 8-K filed on August 24, 2017; and
•	Our quarterly report on Form 10-Q filed on July 11, 2017.

The following information supersedes and replaces in its entirety the third sentence of the third paragraph under the heading “Incorporation of Certain Information by Reference” on page 19 in the prospectus summary:

You may request this information by contacting us at: 11 E. 44th Street, Suite 1200, New York, NY 10017.

The following information supersedes and replaces in its entirety the first sentence of the first paragraph under the heading “Corporate Information” on page 19 in the prospectus summary:

Our principal executive offices are located at 11 E. 44th Street, Suite 1200, New York, NY 10017.

The following information supersedes and replaces in its entirety the first sentence of the paragraph under “Q: What is the purchase price for each share?” on page 43 in the “Questions and Answers About this Offering” section of the prospectus:

The current per share purchase price for shares is $9.724 per Class A share, $9.078 per Class C share and $8.932 per Class I share.

The following information supersedes and replaces in its entirety the second sentence of the paragraph under “Q: How long will this offering last?” on page 43 in the “Questions and Answers About this Offering” section of the prospectus:

We may sell our shares in this offering until December 31, 2018, unless we decide to extend this offering. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the most recent registration period.

The following information supersedes and replaces in its entirety the first sentence of the paragraph under “Q: What is the difference between the Class A, Class C and Class I shares being offered?” on page 44 in the “Questions and Answers About this Offering” section of the prospectus:

We are offering three classes of shares, Class A shares, Class C shares and Class I shares at the current offering price of $9.724 per Class A share, $9.078 per Class C share and $8.932 per Class I share.

The following information supersedes and replaces in its entirety the third sentence of the second paragraph in the “Plan of Distribution” section of the prospectus under the heading “The Offering” on page 48 of the prospectus:

We may sell our shares in the offering until December 31, 2018, unless we decide to extend this offering.

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The following information supersedes and replaces in its entirety the first sentence of the fifth paragraph in the “Plan of Distribution” section of the prospectus under the heading “The Offering” on page 48 of the prospectus:

We are currently selling our shares on a continuous basis at the offering price of $9.724 per Class A share, $9.078 per Class C share and $8.932 per Class I share.

The following information supersedes and replaces in its entirety the second sentence of the sixth paragraph in the “Plan of Distribution” section of the prospectus under the heading “Other Discounts” on page 54 of the prospectus:

We will sell Class A shares in this “friends and family” program at $9.890 per share, reflecting the fact that selling commissions will be waived in the amount of $0.681 per share and will not be payable in connection with such sales.

The following information supersedes and replaces in its entirety the tabular and footnote disclosure as well as the first paragraph immediately following such tabular and footnote disclosure on page 55 contained in the “Plan of Distribution” section of the prospectus under the heading “Volume Discounts”:

REVISED VOLUME DISCOUNT SCHEDULE – AUGUST 4, 2017

	Class A			Class C			Class I
Dollar Amount of shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(1)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(2)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(3)
$500,000 or less	7%	2.75%	$9.724	3%	2.75%	$9.078	—	1.75%	$8.932
$500,001-$1,000,000	6%	2.75%	$9.618	2.5%	2.75%	$9.030	—	1.75%	$8.932
$1,000,001-$2,000,000	5%	2.75%	$9.513	2%	2.75%	$8.983	—	1.75%	$8.932
$2,000,001-$3,000,000	4%	2.75%	$9.411	1.5%	2.75%	$8.936	—	1.75%	$8.932
$3,000,001-$5,000,000	3%	2.35%	$9.272	1%	2.35%	$8.853	—	1.5%	$8.910
$5,000,001-$10,000,000	2%	2.35%	$9.175	0.5%	2.35%	$8.807	—	1.5%	$8.910
$10,000,001 and above	1%	2.15%	$9.061	0%	2.15%	$8.744	—	1.35%	$8.896

(1)	Assumes a $9.724 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.
(2)	Assumes $9.078 per share offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay the dealer manager a distribution fee with respect to the Class C shares, which will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year.
(3)	Assumes $8.932 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

All selling commission and dealer manager rates set forth in the table above are calculated assuming a purchase price of $9.724 per Class A share, $9.078 per Class C share and $8.932 per Class I share. We will apply the reduced purchase price per share, selling commissions and, if applicable, dealer manager fees, set forth in the table above, to the entire purchase, not just the portion of the purchase falling within the indicated range. For example, a purchase of 300,000 of Class A shares in a single transaction would result in a purchase price of $2,823,300 ($9.411 per share) and selling commissions of $112,932.

The following information supersedes and replaces in its entirety the tenth sentence of the first paragraph in the “Distribution Policy” section on page 58 of the prospectus:

The company expects to continue to fund distributions from a combination of cash from operations as well as offering proceeds until a minimum of $200 million in net assets is reached and the company is fully invested in operating assets.

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The following information supersedes and replaces in its entirety the fifth paragraph and the immediately following table and footnote disclosure in the “Business” section on page 62 of the prospectus under the heading “Overview”:

The table below sets forth our investments in alternative energy generation portfolios as of September 21, 2017:

	Date(s)	Location(s)	# of Assets	Form of Investment	Initial Investment Amount* (Millions)**	Forecasted Initial Yield	Approximate Average Remaining Term to Purchase Power	Power Offtaker	Assets	Generation Capacity in (kW)*	Generation Equivalent (per year)

Alternative Energy - Solar

East to West Solar	First quarter 2015	CO, CT, HI, IN	13	100% Equity Ownership	$17.250 mm	12.1%	13.5 years	Utility and commercial	Commercial ground and roof mounted solar photovoltaic systems	9,789	1,605 homes

Gainesville Solar	Second quarter 2015	FL	2	100% Equity ownership	$4.150 mm	14.5%	16.0 years	Utility	Commercial ground mounted solar photovoltaic systems	2,050	336 homes

NC Tarheel Solar	Fourth quarter 2015	NC	2	100% Equity ownership	$8.399 mm	9.8%	12.2 years	Utility	Commercial ground mounted solar photovoltaic systems	7,621	1,250 homes

Magnolia Sun	Third quarter 2015, First quarter 2016	CA, MA, TN	18	100% Equity Ownership	$10.850 mm	11.6%	14.6 years	Utility and commercial	Commercial ground and roof mounted solar photovoltaic systems	5,302	870 homes

Green Maple	Fourth quarter 2014, Fourth quarter 2015	VT	9	100% Equity Ownership	$17.012 mm	12.4%	19.6 years	Utility, municipal and commercial	Commercial ground mounted solar photovoltaic systems	7,393	1,212 homes

Canadian Northern Lights	Fourth quarter 2014, Fourth quarter 2015	ON, Canada	79	100% Equity Ownership	$1.610 mm	12.1%	14.4 years	Residential	Residential rooftop mounted solar photovoltaic systems	560	92 homes

Six States Solar	Fourth quarter 2015, Third quarter 2017	AZ, CA, CO, CT, IN, NC	27	100% Equity Ownership	$2.671 mm	8.1%	13.9 years	Utility and commercial	Ground and roof mounted solar photovoltaic systems	12,973	2,128 homes

Greenbacker Residential Solar Portfolio # 1	Third quarter 2016, First quarter 2017, Second quarter 2017	AZ, CA, CT, HI, MD, MA, NJ, NY	2,389	100% Equity Ownership and Managing Member majority equity Owner	$27.850 mm	12.2%	18.3 years	Residential	Residential rooftop mounted solar photovoltaic systems	18,559	3,044 homes

Greenbacker Residential Solar Portfolio # 2	2nd quarter 2017	AZ, CA, CT, MD, MA, NV, NJ, NY	1,252	Managing Member majority equity Owner	$6.0 mm	14.9%	18.5 years	Residential	Residential rooftop mounted systems	10,221	1,676 homes

Enfinity Colorado DHA Portfolio	First quarter 2017	CO	666	100% Equity ownership	$7.270 mm	10.1%	15.0 years	Residential	Residential rooftop mounted solar photovoltaic systems	2,508	411 homes

Sunny Mountain	Third quarter 2014	CO	21	100% Equity Ownership	$0.920 mm	12.0%	13.2 years	Utility, commercial and residential	Commercial and residential ground and roof mounted solar photovoltaic systems	801	131 homes

Raleigh Portfolio	Third quarter 2017	NC	5	Managing Member majority equity Owner	$20.500 mm	9.0%	12.8 years	Utility	Commercial ground mounted solar photovoltaic systems	27,829	4,564 homes

Alternative Energy - Wind

Fairfield Wind	Fourth quarter 2015	MT	1	Managing Member, majority equity owner	$19.027 mm	10.7%	16.8 years	Utility	Operating wind power facilities	10,000	2,214 homes

Greenfield Wind	Fourth Quarter 2016	MT	1	Managing Member, majority equity owner	$34.773 mm	12.2%	24.8 years	Utility	Operating wind power facilities	25,000	5,535 homes

Fossil Gulch Wind Park	Second Quarter 2017	ID	1	100% Equity Ownership	$6.531 mm	12.8%	8.3 years	Utility	Operating wind power facilities	10,500	2,325 homes

Energy Efficiency - Lighting Replacement

Energy Efficiency Lighting	Third quarter 2015	Puerto Rico	3	Capital Lease	$0.559 mm	15.4%	4.9 years	N/A	Energy efficiency LED lighting	N/A

Renew AEC One LLC (Kane Warehouse)	Fourth quarter 2015	PA	1	Secured Loan	$1.086 mm	10.3%	6.7 years	N/A	Energy efficiency LED lighting	N/A

* Approximate.

** Does not include assumed project level debt.

*** The forecasted initial (or first year) yield is equal to the asset’s net cash flow divided by the purchase price of the asset, expressed as a percentage. The asset’s first year of net cash flow is equal to electricity revenue net of operating expenses and debt service payments. Electricity revenue is equal to the forecast first year’s electricity production multiplied by the contracted electricity rate plus the contracted price of renewable energy credits, to the extent applicable. Operating expenses are based on first year contracted expenses. The initial yield does not factor in expenses incurred, or closing costs involved, in the acquisition of the asset. The initial yield is not a measure of the fund’s performance and it is not necessarily indicative of distributions that the fund may provide to investors. This metric may vary over time based on the variability of electricity production.

The following information supersedes and replaces in its entirety the first paragraph under the heading “Our Advisor” in the “Business” section on page 62 of the prospectus:

GCM manages our investments. Led by its Chief Executive Officer, David Sher (Mr. Sher also serves as a board of directors’ member), who has seven years of experience in the energy infrastructure and project finance sector and over 25 years of experience in the financial services sector, its President and Chief Investment Officer, Charles Wheeler (Mr. Wheeler also serves as our Chief Executive Officer, our President and board of directors’ member, as well as President, CEO and as a director of GREC), who has over 30 years of experience in the energy infrastructure and project finance sector as well as in the financial services sector, its Chief Financial Officer, Richard C. Butt, who has ten years of experience in the energy infrastructure and project finance sector and over 30 years of experience in the financial services sector, and Managing Director Spencer Mash, who has seven years of experience in energy infrastructure and over 10 years in the financial services sector. Overall, GCM’s management team has in excess of 50 years of experience in the energy, infrastructure, and project finance sectors and over 95 years of experience in the financial services sector.

The fourth paragraph in the “Business” section on page 63 of the prospectus under the heading “Our Advisor” is hereby deleted in its entirety.

The heading “A Global Energy Partner” and the two immediately following paragraphs under such heading on page 64 of the prospectus are hereby deleted in their entirety.

The following information supersedes and replaces in its entirety the first paragraph under the heading “Investment Committee” on page 64 in the “Business” section of the prospectus:

All investment decisions made by GCM will require the unanimous approval of its investment committee, which will be comprised of Charles Wheeler, who also serves as President and Chief Executive Officer of the Company, and is Senior Managing Director and Chief Investment Officer of our advisor and a member of our board of directors, David Sher, who serves as Chief Executive Officer of our advisor and is a member of our board of directors, and Sonny Lula, who is associated with Franklin Park Holdings, LLC, a strategic investor in GCM’s managing member, Greenbacker Group LLC.

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The following information supersedes and replaces in its entirety the second paragraph under the heading “Potential Competitive Strengths” on page 64 contained in the “Business” section of the prospectus:

The senior management team of our advisor, GCM, has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses. Since commencement of the company’s operations, members of GCM’s senior management team have been involved in the acquisition of approximately 75 megawatts of commercial solar power generation facilities as well as approximately 28 megawatts of retail residential rooftop solar power generation. In addition, members of GCMs management team have been involved in the acquisition of approximately 45 megawatts of wind power generation facilities over the past two years.

Among other transactions that members of GCM’s senior management team have been involved include advisory services related to the financing of solar projects comprising over 75 megawatts of rated capacity in New Jersey, Florida, Pennsylvania and Ontario including 1.5 megawatts in Medford Township, NJ, 335kw in Gainesville, FL, 10 megawatts in White Township, NJ, 20 megawatts in Tinton Falls, NJ, 38 megawatts in Pemberton, NJ, and a 10 megawatts MicroFIT in Ontario, Canada; a transaction to acquire a wind developer based in Texas; the development of four wind and two solar greenfield projects to various stages of development; the purchase and subsequent management of a large portfolio of distributed solar assets located in California; the preparation of investment analysis for a 100 megawatt biomass facility in Texas; the acquisition of a land fill gas business based in Rhode Island; and review of various finance proposals to purchase Utility Scale Wind projects (400 megawatts) in Valencia and Catalunya, Spain.

The following information supersedes and replaces in its entirety the second sentence in the first paragraph in the “Business” section on page 73 of the prospectus under the heading “Execution”:

Approval will require the unanimous approval of the members of GCM’s investment committee, which is comprised of David Sher, Charles Wheeler and Sonny Lula.

The following information supersedes and replaces in its entirety the tabular disclosure under the heading “Directors and Executive Officers” on page 77 in the “Management” section of the prospectus:

Name	Age	Position(s)
David Sher	53	Chief Executive Officer and Senior Managing Director
Charles Wheeler	56	Chief Investment Officer and Senior Managing Director
Richard C. Butt	61	Chief Financial Officer and Managing Director
Kathleen Cuocolo	65	Independent Director
Robert Herriott	47	Independent Director
David M. Kastin	49	Independent Director

The last sentence in the third paragraph under the heading “Directors and Executive Officers” on page 77 contained in the “Management” section of the prospectus is hereby deleted in its entirety.

The last sentence in the fourth paragraph under the heading “Directors and Executive Officers” on page 77 contained in the “Management” section of the prospectus is hereby deleted in its entirety.

The following information supersedes and replaces in its entirety the tabular disclosure under the heading “Our Advisor” on page 80 contained in the “Management” section of the prospectus:

Name	Age	Position(s)
David Sher	53	Chief Executive Officer and Senior Managing Director
Charles Wheeler	56	Chief Investment Officer and Senior Managing Director
Richard C. Butt	61	Chief Financial Officer and Managing Director
Spencer Mash	37	Managing Director

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For a description of Messrs. Sher, Wheeler and Butt, see “—Directors and Executive Officers” above.

The third, fourth and fifth paragraphs under the heading “Our Advisor” on page 81 in the “Management” section of the prospectus are hereby deleted in their entirety.

The eighth and ninth paragraphs under the heading “Our Advisor” on page 81 in the “Management” section of the prospectus are hereby deleted in their entirety.

The heading “A Global Energy Partner” and the two immediately following paragraphs under such heading on page 81 of the prospectus are hereby deleted in their entirety.

The following information supersedes and replaces in its entirety the first sentence in the first paragraph under the heading “Investment Committee” on page 82 in the “Management” section of the prospectus:

All investment decisions made by GCM require the unanimous approval of its investment committee, which is comprised of Charles Wheeler, who also serves as President and Chief Executive Officer of the company, and is Senior Managing Director and Chief Investment Officer of our advisor and a member of our board of directors, David Sher, who serves as Chief Executive Officer of our advisor and is a member of our board of directors, and Sonny Lula, who is associated with Franklin Park Holdings, LLC, a strategic investor in GCM’s managing member, Greenbacker Group LLC.

The third paragraph in the “Management” section on page 82 of the prospectus under the heading “Investment Committee” is hereby deleted in its entirety.

The following information supersedes and replaces in its entirety the second sentence in the paragraph under the heading “Organization of GCM” in the “Advisory Agreement” section on page 91 of the prospectus:

GCM is a Delaware limited liability company. The principal executive offices of GCM are located at 11 E. 44th Street, Suite 1200, New York, NY 10017.

The following information supersedes and replaces in its entirety the fourth paragraph in the “Administrative Services” section on page 95 of the prospectus:

The Administrator’s address is 11 E. 44th Street, Suite 1200, New York, NY 10017.

The following information supersedes and replaces in its entirety the eighth sentence of the first paragraph in the “Certain Relationships and Related Party Transactions” section on page 96 of the prospectus:

Through each of their ownership interests in Greenbacker Group LLC, Charles Wheeler, our Chief Executive Officer, President and a member of our board of directors (Mr. Wheeler also serves as Chief Investment Officer and Senior Managing Director of our advisor, as well as President, CEO and as a director of GREC), and David Sher, a member of our board of directors, indirectly own an 7.40% and 5.58% interest, respectively, in our advisor.

The heading “Our Strategic Investor” and the immediately following paragraph in the “Certain Relationships and Related Party Transactions” section on page 96 of the prospectus are hereby deleted in their entirety.

The following information supersedes and replaces in its entirety the first footnote to the tabular disclosure on page 97 in the “Control Persons and Principal Members” section of the prospectus:

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Greenbacker Capital Management LLC, 11 E. 44th Street, Suite 1200, New York, NY 10017.

9

Appendix A: Form of Subscription Agreement

The form of Subscription Agreement on Page A-1 of the prospectus is hereby deleted in its entirety and replaced with the following:

SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR “INVESTMENT PROGRAM” DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1.	Investment

All investments are subject to suitability standards, see corresponding prospectus and Section 9 herein.

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow - Name of Institution

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

1a.	Share Class

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

SHARE CLASS REQUIRED	☐	Class A Shares	☐	Class C Shares	☐	Class I Shares

2.	Account Type - Check One Box Only

Account Type				Additional Required Documentation
☐	Individual	☐ TOD*		If TOD, Transfer on Death form
*Please see Section 2 of Investor Instructions for details
☐	Joint Tenants	☐ TOD*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐	Community Property*			*All parties must sign / Please see Section 2 of Investor Instructions for details
☐	Trust			Trustee Certification form or trust documents
☐	Estate			Documents evidencing individuals authorized to act on behalf of estate
☐	Custodial	☐ UGMA: State of: ____	☐ UTMA: State of: ____	None
☐	Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐	LLC			LLC Operating Agreement or LLC Resolution
☐	Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) _____
☐	Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐	Non-Profit Organization			Formation document or other document evidencing authorized signers
☐	Profit Sharing Plan*	☐ Defined Benefit Plan*		Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐	KEOGH Plan*
☐	Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name: ____________________________
☐	Simple IRA	☐ Inherited/Beneficial IRA
☐	Other (Specify) _______________________________

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

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3.	Investment Title

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as below”, write “same.” (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name		SSN/TIN			DOB

Secondary Investor Name		SSN/TIN			DOB

Street Address

City	State		Zip Code

Mailing Address (optional)

City	State		Zip Code

Phone (day)	Phone (evening)			Email

☐   Check here for eletronic delivery and complete Section 8

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien

☐ Non-Resident Alien* Country:	☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE:	Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.)
Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

5.	Third Party Custodian/Trustee Information

Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City	State	ZIP

Custodian/Trustee Phone	Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6.	Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

CURRENT FORM AS OF 5/15/17 VERSION AF

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6.	Distribution Information, continued

SELECTION REQUIRED BELOW

☐ I will not participate in the Distribution Reinvestment Plan

OR

% of Distribution
☐ I will participate in the Distribution Reinvestment Plan, as described in the Prospectus

And I would also like to:

☐ Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 5)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name
Address
City	State	ZIP
Account Number

☐   Direct Deposit: (Attach Voided Check) I/we authorize GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name	% of Distribution	☐	Checking
ABA/ Routing Number	Account Number	☐	Savings

7.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name
Financial Advisor’s Name	Rep Number
Financial Advisor’s Firm Name	Branch ID
Financial Advisor’s Address
Financial Advisor’s City	State	ZIP
Financial Advisor’s Phone	Financial Advisor’s Fax
Financial Advisor’s E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer	☐	Shares are being purchased net of commissions (Class A and Class C shares only for GREC)
☐ Through a participating RIA unaffiliated with a participating Broker-Dealer

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

8.	Electronic Delivery (optional)

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for GREC, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize GREC to either (i) e-mail stockholder communications to you directly or (ii) make them available on the GREC website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

CURRENT FORM AS OF 5/15/17 VERSION AF

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8.	Electronic Delivery (optional), continued

Sign below if you consent to the electronic delivery of documents for GREC, including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from GREC a paper copy of any documents delivered electronically by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if GREC is unable to obtain a valid e-mail address for me, GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Investor Services at 888.292.3178 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only	>	Signature of Investor	Date

		Signature of Joint Investor	Date

E-mail (If blank - email from Section 4 will be used)

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment.

9.	Subscriber Signatures

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Greenbacker Renewable Energy Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner	____Co-Owner	A copy of the prospectus of Greenbacker Renewable Energy Company LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Greenbacker Renewable Energy Company LLC’s website.

____Owner	____Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

____Owner	____Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I am purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

____Owner	____Co-Owner

Idaho: In addition to the minimum suitability standards listed above, an Idaho investor’s total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor’s aggregate investment in the company, shares of the company’s affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner	____Co-Owner	Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in us, the shares of our affiliates and other publicly offered direct participation programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or the shares of our affiliates.

____Owner	____Co-Owner

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

CURRENT FORM AS OF 5/15/17 VERSION AF

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9.	Subscriber Signatures, continued

____Owner	____Co-Owner

Nebraska: In addition to the suitability standards above, the aggregate investment in the company and in other similar non-publicly traded securities must not exceed 10% of the investor’s net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner	____Co-Owner	New Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in the company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

____Owner	____Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment in the shares, its affiliates and other similar non-traded direct participation programs by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth.

____Owner	____Co-Owner	North Dakota: North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the shares.

____Owner	____Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner	____Co-Owner	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

____Owner	____Co-Owner

Pennsylvania: Because the minimum closing amount is less than $80,000,000, you are cautioned to carefully evaluate the programs ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

____Owner	____Co-Owner

Tennessee: In addition to meeting the general suitability standards stated above, Tennessee investors who are not accredited investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in the company.

____Owner	____Co-Owner

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

9a.	Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 9a of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 9a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

Under penalties of perjury, I certify that:

1.	The number shown in Section 4 of this Subscription Agreement is my correct taxpayer identification number, and

2.	☐	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐	I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3.	I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4.	The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

9a.	Subscriber Acknowledgements & Signatures, continued

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY GREC IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN GREC.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR GREC FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF GREC UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY GREC. GREC MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. GREC WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF GREC REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

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9a.	Subscriber Acknowledgements & Signatures, continued

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For GREC, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes GREC to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9a will not constitute an execution of this Subscription Agreement.

Owner Signature	Date

Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of GREC that are beneficially owned by the investor as reflected on the records of GREC as of the applicable record date at any meeting of the shareholders of GREC. This authorization shall remain in place until revoked in writing by the Custodian. GREC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

10.	Check & Mailing Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined below.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

Greenbacker Renewable Energy Company Investors: The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address below.

Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
Investment Processing Department	Investment Processing Department	855.223.2474	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
PO BOX 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407		ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Greenbacker Renewable Energy Company Investors in Pennsylvania: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company, LLC” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Suitability Standards-Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent for	855.223.2474	UMB Bank, N.A.
for Greenbacker Renewable Energy	Greenbacker Renewable Energy		1010 Grand Boulevard, 4th Floor
Company LLC	Company LLC		Kansas City, MO 64106
c/o DST Systems, Inc.	c/o DST Systems, Inc.		ABA #: 101000695
PO BOX 219731	430 W. 7th Street		Account #: 9872323548
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407		FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department

c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105

Investors: 888.292.3178

Financial Advisors: 877.907.1148

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Investor Instructions

(not required to be returned with Subscription Agreement)

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Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash.

You must initially invest at least $2,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

1a.	Select a Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

2.	Enter Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

* Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/ investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3.	Enter Investment Title

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

4.	Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Greenbacker Renewable Energy Company, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 9a, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5.	Enter Third Party Custodian/Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you wish to purchase shares through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. Greenbacker Renewable Energy Company will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the Greenbacker Renewable Energy Company Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6.	Enter Distribution Information

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7.	Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has discussed the investor’s prospective purchase of shares with such investor;

•	has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 5, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, GREC and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

8.	Select Electronic Delivery (optional)

9.	Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for GREC.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9a.	Subscriber Acknowledgements & Signatures

By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:		Give the SSN of:

7.	Disregarded entity not owned by an individual	The owner (3)
8.	A valid trust, estate, or pension trust	The legal entity (5)
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership or LLC
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13.	A broker or registered nominee	The broker or nominee
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

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Guidelines for U.S. Taxpayer Certifications, continued

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

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Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR “INVESTMENT PROGRAM(S)” DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1.	Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 9-9b herein.

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC.
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐	Enclosed Check	☐	Funds Wired	☐	Funds to Follow - Name of Institution

(See Section 10 for Check Instructions)	Investment Amount
Carter Validus Mission Critical REIT II (CVMC REIT II)
Greenbacker Renewable Energy Company (GREC)
Sierra Income Corporation (SIC)

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

1a.	Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED	Class A	Class T	Class I

1b.	Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED	Class A	Class I	Class C

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2.	Account Type - Check One Box Only

Account Type			Additional Required Documentation
☐ Individual	☐ TOD*		If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants	☐ TOD*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*			*All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: ____		☐ UTMA: State of: ____	None
☐ Corporation ☐ C Corp		☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan*	☐ Defined Benefit Plan*		Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ KEOGH Plan*
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name: _____________________
☐ Simple IRA	☐ Inherited/Beneficial IRA
☐ Other (Specify) _______________________________

For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 5

3.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as below”, write “same.” (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN/TIN

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Street Address

City	State	ZIP

Phone (day)	Phone (evening)	Email

Mailing Address (optional)

City	State	ZIP

☐  Check here for eletronic delivery and complete Section 8

Citizenship: Please indicate Citizenship Status (Required)

☐  US Citizen       ☐  US Citizen residing outside the US             ☐  Resident Alien

☐ Non-Resident Alien* Country: ____________________	☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE:	Any and all U.S. taxpayers are required to complete Section 9a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9a.) Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

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5.	Third Party Custodian/Trustee Information

Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City	State	ZIP

Custodian/Trustee Phone	Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6.	Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by CVMC REIT II and/or SIC and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: CVMC REIT II and/or SIC and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

SELECTION REQUIRED BELOW

☐ I will not participate in the Distribution Reinvestment Plan
OR
☐ I will participate in the Distribution Reinvestment Plan, as described in the Prospectus	% of Distribution

And I would also like to:	___________

☐ Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 5)	___________

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)	___________

Name

Address

City	State	ZIP

Account Number

☐ Direct Deposit: (Attach Voided Check) I/we authorize CVMC REIT II, SIC, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name	% of Distribution	☐ Checking

ABA/ Routing Number	Account Number	☐ Savings

7.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor’s Name	Rep Number

Financial Advisor’s Firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax

Financial Advisor’s E-Mail Address

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7.	Broker-Dealer and Financial Advisor Information, continued

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA unaffiliated with a participating Broker-Dealer	☐ ☐	CVMC REIT II Friends and Family Purchase* Shares are being purchased net of commissions (Not available to CVMC REIT II & Class A shares only for GREC)

* Please refer to CVMC REIT II’s prospectus for further information on friends and family discounts and consult with your broker-dealer or financial advisor to determine wheather you qualify for such discounts.

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to CVMC REIT II and/or SIC and/ or GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

8.	Electronic Delivery (Optional)

☐ CVMC REIT II	☐ GREC	☐ SIC

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder communications to you directly or (ii) make them available on each offering’s respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. (c) I acknowledge that I may receive at no cost from CVMC REIT II and/or SIC and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e -mail notification is returned to CVMC REIT II and/or SIC and/or GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if CVMC REIT II and/or SIC and/or GREC is unable to obtain a valid e-mail address for me, CVMC REIT II and/or SIC and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only	>	Signature of Investor	Date

		Signature of Joint Investor	Date

E-mail (If blank - email from Section 4 will be used)

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

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9.	Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner	____Co-Owner	I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.

____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

____Owner	____Co-Owner	Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

____Owner	____Co-Owner	New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

____Owner	____Co-Owner	North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

____Owner	____Co-Owner	Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Pennsylvania: In addition to the general suitability standards listed above, a Pennsylvania investor may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

9a.	Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner	____Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.

____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

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9a.	Subscriber Acknowledgements & Signatures for SIC, continued

____Owner	____Co-Owner	California: In addition to the suitability standards noted above, a California investor’s total investment in SIC shares shall not exceed 10% of his or her net worth.

____Owner	____Co-Owner	Idaho: In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation’s common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Iowa: In addition to the suitability standards noted above, Iowa investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in SIC shares and in the securities of other non-traded business development companies (BDCs) to 10% of such investor’s liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in SIC Shares and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in SIC Shares and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in SIC shares, its affiliates and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in SIC shares and its affiliates and that they meet one of the established suitability standards.

____Owner	____Co-Owner	Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC shares to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner	____Co-Owner	Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in SIC shares, its affiliates, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in SIC shares. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

9b.	Subscriber Acknowledgements & Signatures for GREC

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner	____Co-Owner	I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

____Owner	____Co-Owner

Idaho: In addition to the minimum suitability standards listed above, an Idaho investor’s total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

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9b.	Subscriber Acknowledgements & Signatures for GREC, continued

____Owner	____Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor’s aggregate investment in the company, shares of the company’s affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner	____Co-Owner	Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in us, the shares of our affiliates and other publicly offered direct participation programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner	____Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment in the shares, its affiliates and other similar non-traded direct participation programs by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth.

____Owner	____Co-Owner	North Dakota: North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the shares.

____Owner	____Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner	____Co-Owner	Pennsylvania: Because the minimum closing amount is less than $80,000,000, you are cautioned to carefully evaluate the programs ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

____Owner	____Co-Owner

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

9d.	Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 9d of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9d.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

By signing below, under penalties of perjury, I certify that:

1. The number shown in Section 4 of this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and

2. ☐ I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐ I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

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9d.	Subscriber Acknowledgements & Signatures, continued

Please check all funds applicable.

☐ CVMC REIT II	☐ GREC	☐ SIC

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

•	YOU SHOULD NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.
•	IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.
•	WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.
•	BEGINNING THE SECOND QUARTER OF 2013, WE IMPLEMENTED A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR
•	REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.
•	YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.
•	AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. SEE “SHARE REPURCHASE PROGRAM,” “SUITABILITY STANDARDS” AND “SHARE LIQUIDITY STRATEGY.”
•	BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWNTURN.
•	OUR DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.
•	OUR PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.

SIGNATURE REQUIRED BELOW

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 9d will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature	Date

Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

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10.	Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

Carter Validus Mission Critical REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a.

Sierra Income Corporation Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered to the address in Section 10a.

Greenbacker Renewable Energy Company Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a.

Greenbacker Renewable Energy Company Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company, LLC” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Suitability Standards-Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

10a.	Mailing Addresses

For CVMC REIT II and/or SIC and/or GREC (except PA)

Regular Mail	Overnight Mail
Investment Processing Department	Investment Processing Department
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO BOX 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407

For GREC in PA (before escrow requirements are met)

Regular Mail	Overnight Mail
UMB Bank, N.A. as Escrow Agent for	UMB Bank, N.A. as Escrow Agent for
Greenbacker Renewable Energy Company LLC	Greenbacker Renewable Energy Company LLC
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO BOX 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178

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Multi-Offering Investor Instructions

(not required to be returned with Subscription Agreement)

A-20

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC & GREC. In no event shall any investment be less than $100.

1a-1b.	Select a Share Class

2.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

* Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

3.	Enter Investment Title

4.	Enter Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5.	Enter Third Party Custodian Information

If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or GREC. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or GREC only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or GREC will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

6.	Enter Distribution Information

7.	Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has discussed the investor’s prospective purchase of shares with such investor;
•	has advised such investor of all fundamental risks related to the investment in the shares, and the risk that the investor could lose his or her entire investment in the shares;
•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

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8.	Select Electronic Delivery (Optional)

9-9b	Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

9d.	Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 9-9b of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester − Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:		Give the SSN of:

7.	Disregarded entity not owned by an individual	The owner (3)
8.	A valid trust, estate, or pension trust	The legal entity (5)
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership or LLC
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13.	A broker or registered nominee	The broker or nominee
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

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Guidelines for U.S. Taxpayer Certifications, continued

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9d, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9d to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

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Additional Subscription Agreement

This form may be used by any current investor in Greenbacker Renewable Energy Company who desires to purchase additional shares of Greenbacker Renewable Energy Company. Investors who acquired shares through a transfer of ownership or transfer of death and wish to make additional investments must complete the Greenbacker Renewable Energy Company Subscription Agreement.

Please note that the distribution payments on the additional shares will be applied in the same manner as indicated in the Greenbacker Renewable Energy Company Subscription Agreement unless you indicate otherwise by requesting and attaching an Account Update Form and specifying a different distribution option.

1.	Investment Information

All investments are subject to suitability standards, see corresponding prospectus and Section 5 herein.

Amount of Subscription	State of Sale

Minimum Additional Investment is $500.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow - Name of Institution

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

2.	Account Number

Account Number

3.	Investor Information - SSN or TIN Required

Please print name in which shares are registered.

Title Line 1

Title Line 2

Primary SSN/TIN	Secondary SSN/TIN

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Please indicate if mailing address has changed since initial investment in Greenbacker Renewable Energy Company If “yes”, please print new address below:	☐ Yes	☐ No

Street Address

City	State	Zip Code

NOTE:	Any and all U.S. taxpayers are required to complete Section 5a. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 5a.) Please refer to the Guidelines for U.S. Taxpayer Certifications in Section 5b. regarding your SSN or TIN.

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4.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor’s Name	Rep Number

Financial Advisor’s Firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax

Financial Advisor’s E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer ☐ Through a participating RIA unaffiliated with a participating Broker-Dealer	☐	Shares are being purchased net of commissions (Class A shares and Class C shares only for GREC)

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to GREC, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

5.	Subscriber Signatures

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Greenbacker Renewable Energy Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner	____Co-Owner	A copy of the prospectus of Greenbacker Renewable Energy Company LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Greenbacker Renewable Energy Company LLC’s website.

____Owner	____Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

____Owner	____Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I am purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

____Owner	____Co-Owner

Idaho: In addition to the minimum suitability standards listed above, an Idaho investor’s total investment in the company shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner

Iowa: Iowa investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, an Iowa investor’s aggregate investment in the company, shares of the company’s affiliates, and other non exchange traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. Section 230.501 of the 1933 Securities and Exchange Act, are not subject to the 10% investment limitation.

____Owner	____Co-Owner	Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in us, the shares of our affiliates and other publicly offered direct participation programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or the shares of our affiliates.

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5.	Subscriber Signatures, continued

____Owner	____Co-Owner

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner	____Co-Owner

Nebraska: In addition to the suitability standards above, the aggregate investment in the company and in other similar non-publicly traded securities must not exceed 10% of the investor’s net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

____Owner	____Co-Owner	New Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in the company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

____Owner	____Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment in the shares, its affiliates and other similar non-traded direct participation programs by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth.

____Owner	____Co-Owner	North Dakota: North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the shares.

____Owner	____Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner	____Co-Owner	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

____Owner	____Co-Owner	Pennsylvania: Because the minimum closing amount is less than $80,000,000, you are cautioned to carefully evaluate the programs ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

____Owner	____Co-Owner

Tennessee: In addition to meeting the general suitability standards stated above, Tennessee investors who are not accredited investors may not invest more than ten percent (10%) of their liquid net worth (exclusive of home, home furnishings, and automobiles) in the company.

____Owner	____Co-Owner	Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

5a.	Subscriber Acknowledgements & Signatures

See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 5b of below for the guidelines on how to complete Section 5a.

INFORMATION REQUIRED BELOW

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

SELECTION REQUIRED BELOW

You must check the box in item 2 below next to the statement that applies to you.

Under penalties of perjury, I certify that:

1.	The number shown in Section 3 of this Subscription Agreement is my correct taxpayer identification number, and

2.	☐	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐	I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3.	I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4.	The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

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5a.	Subscriber Acknowledgements & Signatures, continued

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY GREC IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN GREC.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR GREC FOR AT LEAST FIVE (5) BUSINESS DAYS.

THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF GREC UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY GREC. GREC MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. GREC WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF GREC REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For GREC, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes GREC to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 5a will not constitute an execution of this Subscription Agreement.

Owner Signature	Date

Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of GREC that are beneficially owned by the investor as reflected on the records of GREC as of the applicable record date at any meeting of the shareholders of GREC. This authorization shall remain in place until revoked in writing by the Custodian. GREC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

☐  I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐  I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

5b.	Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the SSN of:

1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:		Give the SSN of:

7.	Disregarded entity not owned by an individual	The owner (3)
8.	A valid trust, estate, or pension trust	The legal entity (5)
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership or LLC
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13.	A broker or registered nominee	The broker or nominee
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

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5b.	Guidelines for U.S. Taxpayer Certifications, continued

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or TIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5a, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 5a to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

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6.	Check & Mailing Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined below.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

Greenbacker Renewable Energy Company Investors: The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address below.

Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
Investment Processing Department	Investment Processing Department	855.223.2474	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
PO BOX 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407		ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Greenbacker Renewable Energy Company Investors in Pennsylvania: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company, LLC” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Suitability Standards-Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent for	855.223.2474	UMB Bank, N.A.
for Greenbacker Renewable Energy	Greenbacker Renewable Energy		1010 Grand Boulevard, 4th Floor
Company LLC	Company LLC		Kansas City, MO 64106
c/o DST Systems, Inc.	c/o DST Systems, Inc.		ABA #: 101000695
PO BOX 219731	430 W. 7th Street		Account #: 9872323548
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407		FAO: (Include Account Title)

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

Investment Processing Department

c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105

Investors: 888.292.3178

Financial Advisors: 877.907.1148

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